UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 30, 2011

TearLab Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-51030	59-343-4771
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7360 Carroll Road, Suite 200
San Diego, CA  92121
(Address of principal executive offices, including zip code)

(858) 455-6006
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

We held our Annual Meeting of Stockholders on June 30, 2011 to consider and vote on the matters listed below. The proposals are described in detail in the Proxy Statement filed with the Securities and Exchange Commission on May 20, 2011. The final voting results from the meeting are set forth below.

Proposal 1: Election of Directors

Based on the following votes, the individuals named below were each elected to serve as our directors until our next annual meeting of stockholders.

Name	Votes For	Votes Withheld	Broker Non-Votes
Elias Vamvakas	6,842,940	7,335	3,028,453
Anthony E. Altig	6,846,543	3,732	3,028,453
Thomas N. Davidson, Jr.	5,345,203	1,505,072	3,028,453
Adrienne L. Graves	5,346,651	1,503,624	3,028,453
Paul M. Karpecki	6,845,043	5,232	3,028,453
Richard L. Lindstrom	6,844,687	5,588	3,028,453
Donald Rindell	6,847,163	3,112	3,028,453
Brock Wright	6,847,151	3,124	3,028,453

Proposal 2: Approval of the Certificate of Amendment of the Company’s Amended and Restated Certificate of Incorporation

The certificate of amendment of the amended and restated certificate of incorporation increases the number of shares of common stock authorized thereunder by 25 million shares. The results of the voting included 9,491,148 votes for, 297,005 votes against, 90,575 votes abstained, and no non-votes. The amendment was approved.

Proposal 3: Ratification of Selection of Independent Auditors

The results of the voting included 9,862,204 votes for, 16,167 votes against, and 357 votes abstained. The appointment was ratified.

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Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.01	Certificate of Amendment of the Amended and Restated Certificate of Incorporation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEARLAB CORPORATION

By:	/s/ William G. Dumencu
William G. Dumencu Chief Financial Officer

Date:  July 1, 2011

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